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                                                                  EXHIBIT 10 (o)
                                                                  --------------

                           CHANGE IN CONTROL AGREEMENT

         THIS AGREEMENT, effective as of July 16, 2001 (the "Effective Date"), is between Computer Task Group, Incorporated, a New York corporation with its executive offices at 800 Delaware Avenue, Buffalo, New York 14209 (the "Corporation"), and James R. Boldt, an individual residing at 142 Audubon Drive, Amherst, New York 14226 (the "Executive").

                                    RECITALS:

         WHEREAS, the Executive is employed as the President and Chief Executive Officer of the Corporation; and

         WHEREAS, it is in the best interests of the Corporation to reinforce and encourage the Executive's continued disinterested full attention and undistracted dedication to the duties of the Executive currently and in the potentially disturbing circumstances of a possible change in control of the Corporation by providing some degree of personal financial security to the Executive; and

         WHEREAS, it is in the best interests of the Corporation to enable the Executive, without being influenced by the uncertainties of the Executive's own situation, to assess and advise the Corporation whether proposals concerning any potential change in control are in the best interests of the Corporation and its shareholders and to take other action regarding these proposals as the Corporation might determine to be appropriate; and

         WHEREAS, to induce the Executive to remain in the employ of the Corporation, the Board of Directors has determined it is desirable to pay the Executive the compensation set forth below if the Executive's employment with the Corporation terminates in one of the circumstances described below in connection with a change in control of the Corporation.

         NOW, THEREFORE, in consideration of the promises and of the covenants contained in this Agreement, the Corporation and the Executive agree as follows:

                  1. DEFINITIONS. The following definitions apply for purposes of this Agreement.

                           (a)      "Aggregate Exercise Price" means:

                                    (i)      in the case of options to acquire
                                             common stock of the Corporation
                                             owned by the Executive, the total
                                             amount of cash or immediately
                                             available funds the Executive would
                                             be required to pay to the
                                             Corporation to purchase all of the
                                             common stock of the Corporation
                                             that, on the date as of which the
                                             Aggregate Exercise Price is to be
                                             determined, the Executive is
                                             entitled to purchase under the
                                             terms of all issued, outstanding
                                             and unexercised options to purchase
                                             common stock of the Corporation
                                             that are outstanding and
                                             exercisable on the date as of which
                                             the Aggregate Exercise Price of
                                             those options is to be determined;
                                             and

                                    (ii)     in the case of options to acquire
                                             Successor Equity, the total amount
                                             of cash or immediately available
                                             funds the Executive would be
                                             required to pay to the Successor to
                                             purchase all the Successor Equity
                                             that, on the date as of which the
                                             Aggregate Exercise Price is to be
                                             determined, the Executive is
                                             entitled to purchase under the
                                             terms of all issued, outstanding
                                             and unexercised options to purchase
                                             Successor Equity that are
                                             outstanding and exercisable on the
                                             date as of which the Aggregate
                                             Exercise Price of those options is
                                             to be determined.

                           (b)      "Built in Gain" means an amount equal to:



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                                    (i)      the Highest Sale Price as of the
                                             date of a Change in Control
                                             multiplied by the total number of
                                             shares of common stock of the
                                             Corporation that the Executive
                                             could acquire by exercising all of
                                             the options to acquire common stock
                                             of the Corporation that, as of the
                                             date of the Change in Control, were
                                             issued to the Executive,
                                             outstanding and unexercised, minus

                                    (ii)     the Aggregate Exercise Price of
                                             those options.

                           (c)      "Board of Directors" or "Board" means the
Board of Directors of the Corporation.

                           (d)      "Cause" means a finding by the Board of
Directors, with notice in writing to the Executive setting forth in reasonable detail its reasons, that any of the following conditions exist:

                                    (i)      The Executive's willful and
                                             continued failure to substantially
                                             perform his duties as President and
                                             Chief Executive Officer (other than
                                             as a result of the Executive's
                                             Disability).

                                    (ii)     A willful act or omission by the
                                             Executive constituting fraud or
                                             other malfeasance, including
                                             without limitation acts of
                                             dishonesty constituting a felony
                                             offense under the laws of the
                                             United States or any state thereof,
                                             and any act or omission by the
                                             Executive constituting immoral
                                             conduct, which in any such case is
                                             injurious to the financial
                                             condition or business reputation of
                                             the Corporation.

                                    (iii)    A material breach by the Executive
                                             of the Employment Agreement dated
                                             as of July 16, 2001.

For purposes of this definition, an act or failure to act will be deemed "willful" only if it is effected by the Executive not in good faith and without a reasonable belief that his action or failure to act was in or not opposed to the Corporation's best interests.

                           (e)      "Change in Control" means any one of the
following occurrences:

                                    (i)      Approval by the stockholders of the
                                             Corporation of the dissolution or
                                             liquidation of the Corporation;

                                    (ii)     Approval by the stockholders of the
                                             Corporation of an agreement to
                                             merge or consolidate, or otherwise
                                             reorganize, with or into one or
                                             more entities that are not
                                             Subsidiaries or other affiliates,
                                             as a result of which less than 50%
                                             of the outstanding voting
                                             securities of the surviving or
                                             resulting entity immediately after
                                             the reorganization are, or will be,
                                             owned, directly or indirectly, by
                                             stockholders of the Corporation
                                             immediately before such
                                             reorganization (assuming for
                                             purposes of such determination that
                                             there is no change in the record
                                             ownership of the Corporation's
                                             securities from the record date for
                                             such approval until such
                                             reorganization and that such record
                                             owners hold no securities of the
                                             other parties to such
                                             reorganization, but including in
                                             such determination any securities
                                             of the other parties to such
                                             reorganization held by affiliates
                                             of the Corporation);

                                    (iii)    Approval by the stockholders of the
                                             Corporation of the sale of
                                             substantially all of the
                                             Corporation's business and/or
                                             assets to a person or entity that
                                             is not a Subsidiary or other
                                             affiliate; or

                                    (iv)     Any "Person" (as such term is used
                                             in Sections 13(d) and 14(d) of the
                                             Securities Exchange Act of 1934, as
                                             amended from time to time, but
                                             excluding any person described in
                                             and satisfying the conditions of
                                             Rule


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                                             13d-1(b)(1) thereunder), other than
                                             the Corporation, any Subsidiary of
                                             the Corporation, any employee
                                             benefit plan of the Corporation or
                                             of any of its Subsidiaries or any
                                             Person holding common shares of the
                                             Corporation for or pursuant to the
                                             terms of any such employee benefit
                                             plan, becomes the beneficial owner
                                             (as defined in Rule 13d-3 under the
                                             Exchange Act), directly or
                                             indirectly, of securities of the
                                             Corporation representing more than
                                             20% of the combined voting power of
                                             the Corporation's then outstanding
                                             securities entitled to then vote
                                             generally in the election of
                                             directors of the Corporation; or

                                    (v)      During any period not longer than
                                             two consecutive years, individuals
                                             who at the beginning of such period
                                             constituted the Board cease to
                                             constitute at least a majority
                                             thereof, unless the election, or
                                             the nomination for election by the
                                             Corporation's stockholders, of each
                                             new Board member was approved by a
                                             vote of at least three-quarters of
                                             the Board members then still in
                                             office who were Board members at
                                             the beginning of such period
                                             (including for these purposes, new
                                             members whose election or
                                             nomination was so approved).

                           (f)      "Code" means the Internal Revenue Code of
1986, as amended.

                           (g) "Conversion Options" means an option or options to purchase Successor Equity, which option or options may be granted by the Successor to the Executive and are exercisable in full immediately following the Change in Control for an Aggregate Exercise Price that does not exceed the Aggregate Exercise Price of the options to purchase common stock of the Corporation owned by the Executive on the date of the Change in Control and which options, if exercised by the Executive in full immediately following that Change in Control, would provide for the ownership by the Executive of Successor Equity that, immediately following the acquisition of that Successor Equity by the Executive, may be sold by the Executive, free of any restrictions imposed on the sale of securities by the Securities Act of 1933, for a price that exceeds the Aggregate Exercise Price of those options by an amount not less than the Built in Gain. Under no circumstances is the Executive required to accept a grant of Conversion Options from the Successor.

                           (h)      "Corporation" means Computer Task Group,
Incorporated.

                           (i)      "Disability" means a disability that exists
for a period of at least 12 months and because of which the Executive is physically or mentally unable to substantially perform his regular duties as President or Chief Executive Officer of the Corporation, as the case may be.

                           (j)      "Good Reason" means any of the following
occurrences, with notice to the Corporation from the Executive setting forth in reasonable detail his reasons:

                                    (i)      A material diminution in the
                                             Executive's responsibilities,
                                             duties, title, reporting
                                             responsibilities within the
                                             business organization, status, role
                                             or authority.

                                    (ii)     A reduction by the Corporation in
                                             the Executive's annual base salary
                                             as in effect on the date of a
                                             Change in Control or as in effect
                                             thereafter if that base salary has
                                             been increased.

                                    (iii)    A reduction by the Corporation in
                                             the aggregate value of benefits
                                             provided to the Executive, as in
                                             effect on the date of a Change in
                                             Control or as in effect after that
                                             date if those benefits have been
                                             increased. "Benefits" includes all
                                             profit sharing, 401(k), retirement,
                                             pension, health, medical, dental,
                                             disability, insurance, automobile,
                                             severance, vacation, leave,
                                             reimbursement, and similar
                                             benefits.

                                    (iv)     A failure to continue in effect any
                                             stock option or other equity-based
                                             or non-equity based incentive
                                             compensation plan in effect
                                             immediately prior to the Change in
                                             Control, or a reduction in the
                                             Executive's


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                                             participation in any such plan,
                                             unless the Executive is afforded
                                             the opportunity to participate in
                                             alternative incentive compensation
                                             plans or agreements of reasonably
                                             equivalent value.

                                    (v)      A material breach by the
                                             Corporation of any provision of
                                             this Agreement or of any stock
                                             option or other equity-based plan
                                             or agreement with the Executive.

                                    (vi)     Removal from, or failure to
                                             re-elect, the Executive to the
                                             position of President or Chief
                                             Executive Officer.

                                    (vii)    A requirement, in the Executive's
                                             reasonable judgment, that the
                                             services required to be performed
                                             by the Executive would necessitate
                                             the Executive moving his residence
                                             from the Buffalo, New York area.

The Corporation will have 20 business days from the date of notice from the Executive stating his claim of Good Reason to cure the circumstances stated that create the Good Reason cited by the Executive in the notice. If the Corporation does not, or cannot, cure the Good Reason to the Executive's reasonable satisfaction, the Good Reason will be deemed to have occurred at the end of the 20-day period.

                           (k)      "Highest Sale Price" means:

                                    (i)      with respect to the common stock of
                                             the Corporation, the highest
                                             closing sale price at which common
                                             stock of the Corporation has been
                                             sold, in an established securities
                                             market, during the 12 consecutive
                                             month period ending on the date as
                                             of which the Highest Sale Price of
                                             the common stock of the Corporation
                                             is to be determined; and

                                    (ii)     with respect to Successor Equity,
                                             the highest closing sale price at
                                             which Successor Equity has been
                                             sold, in an established securities
                                             market, during the 12 consecutive
                                             month period ending on the date of
                                             which the Highest Sale Price of the
                                             Successor Equity is to be
                                             determined.

                           (l)      "Subsidiary" means any corporation or other
entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

                           (m)      "Successor" means, the person, firm,
corporation or other entity that, as a result of a Change in Control, has succeeded, directly or indirectly, to all or substantially all the assets, rights, properties, liabilities and obligations of the Corporation.

                           (n)      "Successor Equity" means capital stock or
any other equity interest in the Successor.

                  2. BENEFITS UPON CHANGE IN CONTROL. The Corporation will provide the benefits listed below in subsections (a) through (c) on a Change in Control. All amounts payable on a Change in Control under all subsections of this Section will be made by bank check or wire transfer at the Change in Control, or, if that is not within the control of the Corporation, not later than the tenth business day following the Change in Control. For purposes of this Section, references to payments by the Corporation include payments from any entity related to the Corporation, such as the Corporation's Stock Employee Compensation Trusts.

                           (a)      STOCK RIGHTS. As of the date of the Change
in Control, the Executive will become fully vested in, and entitled to exercise immediately all stock-related awards he has been granted under any plans or agreements of the Corporation, including without limitation, awards under the 1991 Stock Option Plan and the 2000 Equity Award Plan. Unless otherwise required to be limited for an option to qualify as an Incentive Stock Option under the Code or unless otherwise terminated by the maximum limits of the applicable plan, the Executive will be entitled to exercise all these awards for a period of not less than 12 months following the Change in Control. The acceleration of vesting and exercisability under this Section will apply notwithstanding any provision in the 2000 Equity Award Plan or any other plan or agreement that would prevent the acceleration and vesting of the awards or cause them to be canceled, rescinded or otherwise impaired.


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                           (b)      DEFERRED COMPENSATION. All deferred or
otherwise contingent compensation of the Executive will become (i) vested and
(ii) immediately payable in cash. For purposes only of (ii) in the preceding sentence, a Change in Control under Section 1(e)(ii) will be determined only by substituting 70% for 50% in that Section 1(e)(ii).

                           (c)      CONVERSION RIGHTS. If, following the Change
in Control (or, in the case of a Change in Control event described in Section 1(e)(ii) or (iii), following the merger or sale transaction referred to in those paragraphs (the consummation of that merger or sale transaction is referred to as a "Merger or Sale Event")):

                                    (i)      the Corporation's legal existence
                                             continues but the number of shares
                                             of common stock of the Company the
                                             Executive is entitled to purchase
                                             pursuant to the exercise of all
                                             options to purchase the
                                             Corporation's common stock owned by
                                             the Executive immediately following
                                             the Change in Control for a price
                                             not more than the Aggregate
                                             Exercise Price of his unexercised
                                             options immediately prior to the
                                             Change in Control, is not, on a
                                             fully diluted basis, at least equal
                                             to the same proportion, on a fully
                                             diluted basis, of the issued and
                                             outstanding shares of common stock
                                             of the Corporation that could have
                                             been purchased by the Executive
                                             pursuant to the exercise of all of
                                             his options immediately prior to
                                             the Change in Control; OR

                                    (ii)     the common stock of the Corporation
                                             is no longer listed for trading on
                                             an established securities market
                                             and the Successor, effective as of
                                             the date of the Change in Control,
                                             has not offered to grant Conversion
                                             Options to the Executive in lieu of
                                             the options of the Executive to
                                             purchase common stock of the
                                             Corporation; OR

                                    (iii)    the common stock of the Corporation
                                             is no longer listed for trading on
                                             an established securities market
                                             and the Successor has offered to
                                             grant Conversion Options to the
                                             Executive, effective as of the date
                                             of the Change in Control (in lieu
                                             of the Executive's options to
                                             purchase common stock of the
                                             Corporation), but the Executive has
                                             elected not to accept that grant of
                                             Conversion Options; THEN

the Executive will be paid, in one lump sum payment not later than 20 business days following the Change in Control (or, in the case of a Change in Control event described in Section 1(e)(ii) or (iii), not later than 20 business days following the Merger or Sale Event), the Built in Gain on the options to purchase common stock of the Corporation that were issued to the Executive and outstanding and unexercised on the date of the Change in Control and, after that, all those options will be canceled and will be deemed and construed to be null and void for all purposes.

For purposes of this subsection, references to options include all equity-based compensation, including without limitation, restricted stock and stock appreciation rights. In the case of these types of equity-based compensation held by the Executive as of the Change in Control, the formulas and payouts under this subsection will be adjusted to reflect the equivalents under those types of equity-based compensation.

                  3. BENEFITS UPON TERMINATION. The Corporation will provide the benefits listed below in subsections (a) through (f) on the termination of the Executive's employment (i) by the Corporation without Cause or by the Executive with Good Reason in either case within 24 months following or in anticipation of or in connection with a Change in Control, or (ii) by the Executive for any reason within 6 months after a Change in Control. Payments under subsections (a), (b), (c), (e) and (f) of this Section will be made by the tenth business day following the termination of the Executive's employment. For purposes of this Section, references to payments by the Corporation include payments from any entity related to the Corporation, such as the Stock Employee Compensation Trusts. Also, references to payments by the Successor include payments from the Corporation's Stock Employee Compensation Trusts if those trusts are permitted to make the payments.

                           (a)      SALARY. The Executive will receive 2.99
times his full rate of salary in effect, including directors' fees, if any, (whether or not deferred) on the date immediately prior to the Change in Control or, if greater, the amount in effect at any date after the Change in Control.


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                           (b)      BONUS. The Executive will receive a cash
bonus equal to 2.99 times the highest annual bonus payable (whether or not deferred) to him in the 3 calendar years preceding the year in which the Change in Control occurs.

                           (c)      FRINGE BENEFITS. The Executive will receive
a lump sum payment equal to 25% of the sum of (i) one times his full rate of salary, as defined in (a), and (ii) highest annual bonus, as defined in (b). This payment represents the value to which the parties agree the Executive otherwise would be entitled with respect to fringe benefits (including without limitation profit sharing, 401(k), retirement, pension, health, medical, dental, disability, insurance, automobile, severance, vacation, leave, reimbursement, and similar benefits) for 36 months.

                           (d)      INDEMNIFICATION. For a 60-month period
following the date of the Executive's termination of employment, the Corporation will continue any indemnification agreement with the Executive and will provide directors' and officers' liability insurance insuring the Executive that coverage will have limits and scope of coverage not less than that in effect immediately prior to the Change in Control.

                           (e)      CASH-OUT OF STOCK OPTIONS AND OTHER
EQUITY-RELATED COMPENSATION.

                                    (i)      IN CORPORATION. If the options to
                                             purchase common stock of the
                                             Corporation have not been canceled
                                             as provided for in Section 2(c), to
                                             the extent that the Executive has
                                             any unexercised options to purchase
                                             common stock of the Corporation
                                             that are exercisable at the time of
                                             the termination of the Executive's
                                             employment under this Section, the
                                             Executive will receive an amount
                                             equal to:

                                             (A)     the Highest Sale Price of
                                                     the common stock of the
                                                     Corporation determined as
                                                     of the date of the
                                                     termination of the
                                                     Executive's employment
                                                     under this Section;
                                                     MULTIPLIED BY

                                             (B)     the aggregate number of
                                                     shares of common stock of
                                                     the Corporation the
                                                     Executive is entitled to
                                                     purchase pursuant to the
                                                     terms of all options to
                                                     purchase any common stock
                                                     of the Corporation owned by
                                                     the Executive and
                                                     exercisable on the date of
                                                     the termination of the
                                                     Executive's employment
                                                     under this Section; MINUS

                                            (C)      the Aggregate Exercise
                                                     Price of the issued and
                                                     outstanding unexercised
                                                     options to purchase common
                                                     stock of the Corporation
                                                     owned by the Executive as
                                                     of the date of the
                                                     termination of the
                                                     Executive's employment
                                                     under this Section, to the
                                                     extent that those options
                                                     are exercisable as of that
                                                     date.

                                    (ii)     IN SUCCESSOR. If the Executive has
                                             elected to accept a grant of
                                             Conversion Options from the
                                             Successor and, at the time of the
                                             termination of the Executive's
                                             employment under this Section, the
                                             Executive owns Conversion Options
                                             or any other options to acquire any
                                             Successor Equity that are
                                             exercisable at the time of the
                                             termination of the Executive's
                                             employment under this Section, and
                                             any of those Conversion Options and
                                             other options to purchase Successor
                                             Equity have not been exercised by
                                             the Executive, the Executive will
                                             receive an amount equal to:

                                             (A)     the Highest Sale Price,
                                                     determined as of the date
                                                     of the termination of the
                                                     Executive's employment
                                                     under this Section, of each
                                                     unit of Successor Equity
                                                     that could be acquired by
                                                     the Executive on the
                                                     exercise of all outstanding
                                                     Conversion Options and
                                                     other options to purchase
                                                     Successor Equity on the
                                                     date of the termination of
                                                     the Executive's employment
                                                     under this Section;
                                                     MULTIPLIED BY


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                                    (B)      the aggregate number of units of
                                             Successor Equity the Executive is
                                             entitled to purchase pursuant to
                                             the terms of all options to
                                             purchase Successor Equity owned by
                                             the Executive and exercisable on
                                             the date of the termination of the
                                             Executive's employment under this
                                             Section; MINUS

                                    (C)      the Aggregate Exercise Price of the
                                             issued and outstanding unexercised
                                             Conversion Options and other
                                             options to purchase Successor
                                             Equity owned by the Executive and
                                             exercisable as of the date of the
                                             termination of the Executive's
                                             employment under this Section.

For purposes of this subsection, references to options and to Successor Equity include all equity-based compensation, including without limitation, restricted stock and stock appreciation rights. In the case of these types of equity-based compensation held by the Executive as of the Change in Control or as of the termination of the Executive's employment under this Section, the formulas and payouts under this subsection will be adjusted to reflect the equivalents under those types of equity-based compensation.

                           (f) DEFERRED COMPENSATION. The Executive will receive
all deferred or otherwise contingent compensation not paid out as of the date of the termination of the Executive's employment.

                  4. WITHHOLDING. The Corporation will deduct or withhold from all salary and bonus payments, and from all other payments made to the Executive pursuant to this Agreement, all amounts that may be required to be deducted or withheld under any applicable Social Security contribution, income tax withholding or other similar law now in effect or that may become effective during the term of this Agreement.

                  5. OTHER TERMINATION. Upon termination of the Executive's employment for Cause or because of death or Disability, or not within the time related to a Change in Control as described in Section 3, no benefits will be payable under this Agreement.

                  6. ADDITIONAL PAYMENTS. Notwithstanding anything in this Agreement, the 2000 Equity Award Plan, or any other agreement or plan to the contrary, in the event it is determined that any payments or distributions by the Corporation or any affiliate (as defined under the Securities Act of 1933, as amended, and the regulations thereunder) thereof or any other person to or for the benefit of the Executive, whether paid or payable pursuant to the terms of this Agreement, or pursuant to any other agreement or arrangement with the Corporation or any such affiliate ("Payments"), would be subject to the excise tax imposed by Section 4999 of the Code, or any successor provision, or any interest or penalties with respect to the excise tax (the excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment from the Corporation (a "Gross-Up Payment") in an amount that after payment by the Executive of all taxes (including, without limitation, any interest or penalties imposed with respect to such taxes and any Excise Tax) imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. The amount of the Gross-Up Payment will be calculated by the Corporation's independent accounting firm, engaged immediately prior to the event that triggered the payment, in consultation with the Corporation's outside legal counsel. For purposes of making the calculations required by this Section, the accounting firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code, provided that the accounting firm's determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). The Gross-Up Payment will be paid on the Executive's last day of employment or on the occurrence of the event that results in the imposition of the Excise Tax, if later. If the precise amount of the Gross-Up Payment cannot be determined on the date it is to be paid, an amount equal to the best estimate of the Gross-Up Payment will be made on that date and, within 10 days after the precise calculation is obtained, either the Corporation will pay any additional amount to the Executive or the Executive will pay any excess amount to the Corporation, as the case may be. If subsequently the Internal Revenue Service (the "IRS") claims that any additional Excise Tax is owing, an additional Gross-Up Payment will be paid to the Executive within 30 days of the Executive providing substantiation of the claim made by the IRS. After payment to the Executive of the Gross-Up Payment, the Executive will provide to the Corporation any information reasonably requested by


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the Corporation relating to the Excise Tax, the Executive will take those actions as the Corporation reasonable requests to contest the Excise Tax, cooperate in good faith with the Corporation to effectively contest the Excise Tax and permit the Corporation to participate in any proceedings contesting the Excise Tax. The Corporation will bear and pay directly all costs and expenses (including any interest or penalties on the Excise Tax), and indemnify and hold the Executive harmless, on an after-tax basis, from all such costs and expenses related to such contest. Should it ultimately be determined that any amount of an Excise Tax is not properly owed, the Executive will refund to the Corporation the related amount of the Gross-Up Payment.

                  7. NON-EXCLUSIVITY OF RIGHTS. Except as otherwise specifically provided, nothing in this Agreement prevents or limits the Executive's continued or future participation in any benefit, incentive, or other plan, practice, or program provided by the Corporation and for which the Executive may qualify. Any amount of vested benefit or any amount to which the Executive is otherwise entitled under any plan, practice, or program of the Corporation will be payable in accordance with the plan, practice, or program, except as specifically modified by this Agreement. However, if the Executive receives the payments under Section 3, the Executive will not be entitled to any severance payments (which excludes for this purpose all types of equity-based compensation not cashed out under Section 2(c) or 3(e)) otherwise payable under any other agreement, plan, or practice providing for severance compensation.

                  8. NO OBLIGATION TO SEEK OTHER EMPLOYMENT. The Executive will not be obligated to seek other employment or to take other action to mitigate any amount payable to him under this Agreement.

                  9. SUCCESSORS. This Agreement is personal to the Executive and may not be assigned by the Executive other than by will or the laws of descent and distribution. This Agreement will inure to the benefit of and be enforceable by the Executive's legal representatives or successors in interest. Notwithstanding any other provision of this Agreement, the Executive may designate a successor or successors in interest to receive any amounts due under this Agreement after the Executive's death. A designation of a successor in interest must be made in writing, signed by the Executive, and delivered to the Corporation. Except as otherwise provided in this Agreement, if the Executive has not designated a successor in interest, payment of benefits under this Agreement will be made to the Executive's estate. This Section will not supersede any designation of beneficiary or successor in interest made by the Executive or provided for under any other plan, practice, or program of the Corporation.

                  This Agreement will inure to the benefit of and be binding upon the Corporation and its successors and assigns.

                  The Corporation will require any successor (whether direct or indirect, by acquisition of assets, merger, consolidation or otherwise) to all or substantially all of the operations or assets of the Corporation or any successor, and without regard to the form of transaction used to acquire the operations or assets of the Corporation, to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no succession had taken place. As used in this Agreement, "Corporation" means the Corporation and any successor to its operations or assets as set forth in this Section that is required by this clause to assume and agree to perform this Agreement or that otherwise assumes and agrees to perform this Agreement.

                  10. BENEFIT CLAIMS. In the event the Executive, or his beneficiaries, as the case may be, and the Corporation disagree as to their respective rights and obligations under this Agreement, and the Executive or his beneficiaries are successful in establishing, privately or otherwise, that his or their position is substantially correct, or that the Corporation's position is substantially wrong or unreasonable, or in the event that the disagreement is resolved by settlement, the Corporation will pay all costs and expenses, including counsel fees, that the Executive or his beneficiaries may incur in connection therewith directly to the provider of the services or as may otherwise be directed by the Executive or his beneficiaries. The Corporation will not delay or reduce the amount of any payment provided for hereunder or setoff or counterclaim against any such amount for any reason whatsoever; it is the intention of the Corporation and the Executive that the amounts payable to the Executive or his beneficiaries hereunder will continue to be paid in all events in the manner and at the times herein provided. All payments made by the Corporation hereunder will be final and the Corporation will not seek to recover all or any part of any portion of any payments hereunder for any reason.

                  11. FAILURE, DELAY OR WAIVER. No course of action or failure to act by the Corporation or the Executive will constitute a waiver by the party of any right or remedy under this Agreement, and no waiver by either party of any right or remedy under this Agreement will be effective unless made in writing.


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

                  12. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be enforceable under applicable law. However, if any provision of this Agreement is deemed unenforceable under applicable law by a court having jurisdiction, the provision will be unenforceable only to the extent necessary to make it enforceable without invalidating the remainder thereof or any of the remaining provisions of this Agreement.

                  13. NOTICE. All written communications to parties required hereunder must be in writing and (a) delivered in person, (b) mailed by registered or certified mail, return receipt requested, (such mailed notice to be effective 4 days after the date it is mailed) or (c) sent by facsimile transmission, with confirmation sent by way of one of the above methods, to the party at the address given below for the party (or to any other address as the party designates in a writing complying with this Section, delivered to the other party):

                  If to the Corporation:

                      Computer Task Group, Incorporated
                      800 Delaware Avenue
                      Buffalo, New York 14209
                      Attention:   General Counsel
                      Telephone:   716-882-8000
                      Telecopier:  716-887-7370
                  with a copy to:

                      Hodgson, Russ, Andrews, Woods & Goodyear, LLP
                      One M&T Plaza, Suite 2000
                      Buffalo, New York 14203
                      Attention:   Dianne Bennett, Esq. and Ward B. Hinkle, Esq.
                      Telephone:   716-856-4000
                      Telecopier:  716-849-0349

                  If to the Executive:

                      James R. Boldt
                      142 Audubon Drive
                      Amherst, New York 14226
                      Telephone:   716-839-0907

                  14. MISCELLANEOUS. This Agreement (a) may not be amended, modified or terminated orally or by any course of conduct pursued by the Corporation or the Executive, but may be amended, modified or terminated only by a written agreement duly executed by the Corporation and the Executive, (b) is binding upon and inures to the benefit of the Corporation and the Executive and each of their respective heirs, representatives, successors and assignees, except that the Executive may not assign any of his rights or obligations pursuant to this Agreement, (c) except as otherwise specifically provided in this Agreement, constitutes the entire agreement between the Corporation and the Executive with respect to the subject matter of this Agreement, and supersedes all oral and written proposals, representations, understandings and agreements previously made or existing with respect to such subject matter, including that certain employment agreement dated October 17, 2000 and any similar agreements, and (d) will be governed by, and interpreted and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

                  15       TERM.

                           (a)      Except as provided in (b), this Agreement
will not be terminated earlier than 36 months after its Effective Date. The Agreement will be extended automatically for additional 12-month periods unless one party notifies the other prior to the beginning of the successive 36 month period that it is terminating the Agreement. The intention of the preceding sentence is that if a party does not give notice, at least 36 months remain in the Agreement.

                           (b)      This Agreement will terminate when the
Corporation has made the last payment provided for under it, including without limitation, any payments payable at any time under Sections 9 and 10.


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

However, the obligations under Section 3(d) will survive any termination and will remain in full force and effect for the period specified.

                           IN WITNESS WHEREOF, the parties have duly executed
this Agreement as of the date first above written.




CORPORATION:

By
         --------------------------------------------
Name:  Randolph A. Marks
Title:   Chairman of the Board of Directors




EXECUTIVE:


-----------------------------------------------------
         James R. Boldt




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